Exhibit 99.01
Cadence Reports Fourth Quarter and Fiscal Year 2022 Financial Results
SAN JOSE, Calif. — February 13, 2023 — Cadence Design Systems, Inc. (Nasdaq: CDNS) today announced results for the fourth quarter and fiscal year 2022.

Cadence reported 2022 revenue of $3.562 billion, compared to revenue of $2.988 billion for 2021. On a GAAP basis, Cadence achieved operating margin of 30 percent and recognized net income of $849 million, or $3.09 per share on a diluted basis, in 2022, compared to operating margin of 26 percent and net income of $696 million, or $2.50 per share on a diluted basis for 2021. Revenue for the fourth quarter of 2022 totaled $900 million, compared to revenue of $773 million for the same period in 2021. Cadence achieved operating margin of 23 percent and recognized net income of $240 million, or $0.88 per share on a diluted basis, in the fourth quarter of 2022, compared to operating margin of 25 percent and net income of $177 million, or $0.63 per share on a diluted basis, for the same period in 2021.

Using the non-GAAP measures defined below, operating margin for 2022 was 40 percent and net income was $1.173 billion, or $4.27 per share on a diluted basis, compared to operating margin of 37 percent and net income of $918 million, or $3.29 per share on a diluted basis, for the same period in 2021. For the fourth quarter of 2022, operating margin was 36 percent and net income was $262 million, or $0.96 per share on a diluted basis, compared to operating margin of 36 percent and net income of $227 million, or $0.82 per share on a diluted basis, for the same period in 2021.

“Cadence delivered record results for 2022 driven by our innovative solutions and strong execution to our Intelligent System Design™ strategy,” said Anirudh Devgan, president and chief executive officer. “I remain confident in the long-term secular mega-trends that continue to fuel robust design activity across semi and system companies. As we start off 2023, I’m excited about our momentum and look forward to driving further innovation and customer success.”

“We delivered another year of strong financial results,” said John Wall, senior vice president and chief financial officer. “I am pleased that we exceeded all key operating metrics for 2022, and look forward to building on that strength in 2023.”

CFO Commentary
Commentary on the fourth quarter and fiscal year 2022 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For the first quarter of 2023, the company expects total revenue in the range of $1.00 billion to $1.02 billion. First quarter GAAP operating margin is expected to be in the range of 31 percent to 32 percent and GAAP net income per diluted share is expected to be in the range of $0.84 to $0.88. Using the non-GAAP measures defined below, operating margin is expected to be in the range of 41 percent to 42 percent and net income per diluted share is expected to be in the range of $1.23 to $1.27.
For fiscal year 2023, the company expects total revenue in the range of $4.00 billion to $4.06 billion. On a GAAP basis, operating margin for 2023 is expected to be in the range of 30.5 percent to 32.0 percent and GAAP net income per diluted share for 2023 is expected to be in the range of $3.24 to $3.34. Using the non-GAAP measures defined below, operating margin for 2023 is expected to be in the range of 40.5 percent to 42.0 percent and net income per diluted share for 2023 is expected to be in the range of $4.90 to $5.00.
The company utilizes a long-term projected non-GAAP tax rate, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix, or other changes to the company’s strategy or business operations. The company expects to use this normalized non-GAAP tax rate through fiscal 2025 but will re-evaluate this rate periodically for significant items that may materially affect its projections.
A schedule showing reconciliations of the business outlook from GAAP operating margin, GAAP net income and GAAP diluted net income per share to non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per share, respectively, is included in this press release.
Audio Webcast Scheduled
Anirudh Devgan, president and chief executive officer, and John Wall, senior vice president and chief financial officer, will host the fourth quarter and fiscal year 2022 financial results audio webcast today, February 13, 2023, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting February 13, 2023 at 5 p.m. (Pacific) and ending March 17, 2023 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence is a pivotal leader in electronic systems design, building upon more than 30 years of computational software expertise. The company applies its underlying Intelligent System Design strategy to deliver software, hardware and IP that turn design concepts into reality. Cadence customers are the world’s most innovative companies, delivering extraordinary products from chips to boards to complete systems for the most dynamic market applications, including hyperscale computing, 5G communications, automotive, mobile, aerospace, consumer, industrial and healthcare. For eight years in a row, Fortune magazine has named Cadence one of the 100 Best Companies to Work For. Learn more at www.cadence.com.

© 2023 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements, including Cadence's outlook on future operating results, strategic objectives, business prospects, technology and product developments, industry trends and other statements using words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “will,” and words of similar import and the negatives thereof. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, and which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) the mix of products and services sold, the timing of orders and deliveries and the ability to develop, install or deliver Cadence’s products or services; (iv) change in customer demands or supply constraints that could result in delays in purchases, development, installations or deliveries of Cadence's products or services, including those resulting from consolidation, restructurings and other operational efficiency improvements of Cadence’s customers; (v) economic, geopolitical and industry conditions, including that of the semiconductor and electronics industries, government regulations and trade restrictions; (vi) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates, currency exchange rate fluctuations, inflation rates and Cadence’s ability to access capital and debt markets; (vii) the acquisition of other companies, businesses or technologies or the failure to successfully integrate and operate them; (viii) events that affect cash flow, liquidity, or reserves, or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation, regulatory or other matters; (ix) the effects of any litigation, regulatory or other proceedings to which Cadence is or may become a party or to which Cadence or its products, services or properties are subject; and (x) the duration, severity, volatility and effects of the COVID-19 pandemic and containment measures on Cadence, its employees, and its suppliers and customers, which may also have the effect of heightening the other risks described in this paragraph. In addition, the timing and amount of Cadence’s repurchases of its common stock are subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K and Form 10-Q and future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP measures contained within this press release with their most directly comparable GAAP results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	December 31, 2022	January 1, 2022
	(unaudited)
GAAP operating margin as a percent of total revenue	23%	25%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	8%	7%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	2%	1%
Restructuring	0%	0%
Non-qualified deferred compensation expenses	1%	1%
Non-GAAP operating margin as a percent of total revenue	36%	36%

Operating Margin Reconciliation	Years Ended
	December 31, 2022	January 1, 2022
	(unaudited)
GAAP operating margin as a percent of total revenue	30%	26%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	8%	7%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	1%	1%
Restructuring	0%	0%
Non-qualified deferred compensation expenses (credits)	(1)%	0%
Special charges*	0%	1%
Non-GAAP operating margin as a percent of total revenue	40%	37%

*	Includes costs related to a voluntary retirement program in the second quarter of 2021.

Net Income Reconciliation	Three Months Ended
	December 31, 2022	January 1, 2022
(in thousands)	(unaudited)
Net income on a GAAP basis	$240,392	$176,579
Stock-based compensation expense	73,249	54,230
Amortization of acquired intangibles	15,369	16,781
Acquisition and integration-related costs	17,510	5,946
Restructuring	13	(80)
Non-qualified deferred compensation expenses	3,233	2,205
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(2,584)	(2,454)
Income tax effect of non-GAAP adjustments	(85,397)	(25,834)
Net income on a non-GAAP basis	$261,785	$227,373

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Net Income Reconciliation	Years Ended
	December 31, 2022	January 1, 2022
(in thousands)	(unaudited)
Net income on a GAAP basis	$848,952	$695,955
Stock-based compensation expense	270,439	210,090
Amortization of acquired intangibles	59,818	67,216
Acquisition and integration-related costs	41,103	22,413
Restructuring	55	(1,048)
Non-qualified deferred compensation expenses (credits)	(8,744)	6,163
Special charges*	—	26,832
Other income or expense related to investments and non-qualified deferred compensation plan assets**	14,171	(6,745)
Income tax effect of non-GAAP adjustments	(52,475)	(102,456)
Net income on a non-GAAP basis	$1,173,319	$918,420

*	Includes costs related to a voluntary retirement program in the second quarter of 2021.

**	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	December 31, 2022	January 1, 2022
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$0.88	$0.63
Stock-based compensation expense	0.27	0.20
Amortization of acquired intangibles	0.06	0.06
Acquisition and integration-related costs	0.06	0.02
Restructuring	—	—
Non-qualified deferred compensation expenses	0.01	0.01
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.01)	(0.01)
Income tax effect of non-GAAP adjustments	(0.31)	(0.09)
Diluted net income per share on a non-GAAP basis	$0.96	$0.82
Shares used in calculation of diluted net income per share	272,997	278,253

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Years Ended
	December 31, 2022	January 1, 2022
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$3.09	$2.50
Stock-based compensation expense	0.98	0.75
Amortization of acquired intangibles	0.22	0.24
Acquisition and integration-related costs	0.15	0.08
Restructuring	—	—
Non-qualified deferred compensation expenses (credits)	(0.03)	0.02
Special charges*	—	0.10
Other income or expense related to investments and non-qualified deferred compensation plan assets**	0.05	(0.03)
Income tax effect of non-GAAP adjustments	(0.19)	(0.37)
Diluted net income per share on a non-GAAP basis	$4.27	$3.29
Shares used in calculation of diluted net income per share	275,011	278,858

*	Includes costs related to a voluntary retirement program in the second quarter of 2021.

**	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning March 17, 2023, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute Cadence’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by Cadence. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until Cadence’s first quarter 2023 earnings release is published, which is currently scheduled for April 24, 2023.

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
December 31, 2022 and January 1, 2022
(In thousands)
(Unaudited)

	December 31, 2022	January 1, 2022
Current assets:
Cash and cash equivalents	$882,325	$1,088,940
Receivables, net	486,710	337,596
Inventories	128,005	115,721
Prepaid expenses and other	209,727	173,512
Total current assets	1,706,767	1,715,769
Property, plant and equipment, net	371,451	305,911
Goodwill	1,374,268	928,358
Acquired intangibles, net	354,617	233,265
Deferred taxes	853,691	763,770
Other assets	476,277	439,226
Total assets	$5,137,071	$4,386,299
Current liabilities:
Revolving credit facility	$100,000	$—
Accounts payable and accrued liabilities	557,158	417,283
Current portion of deferred revenue	690,538	553,942
Total current liabilities	1,347,696	971,225
Long-term liabilities:
Long-term portion of deferred revenue	91,524	101,148
Long-term debt	648,078	347,588
Other long-term liabilities	304,660	225,663
Total long-term liabilities	1,044,262	674,399
Stockholders’ equity	2,745,113	2,740,675
Total liabilities and stockholders’ equity	$5,137,071	$4,386,299

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three Months and Years Ended December 31, 2022 and January 1, 2022
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Years Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Revenue:
Product and maintenance	$845,880	$719,849	$3,340,197	$2,812,947
Services	53,997	53,187	221,521	175,297
Total revenue	899,877	773,036	3,561,718	2,988,244
Costs and expenses:
Cost of product and maintenance	69,702	47,714	273,565	222,647
Cost of services	23,813	21,979	98,058	84,359
Marketing and sales	171,817	148,068	604,224	560,262
Research and development	350,423	288,953	1,251,544	1,134,277
General and administrative	68,065	65,743	242,116	189,018
Amortization of acquired intangibles	4,927	4,979	18,470	19,640
Restructuring	13	(80)	55	(1,048)
Total costs and expenses	688,760	577,356	2,488,032	2,209,155
Income from operations	211,117	195,680	1,073,686	779,089
Interest expense	(9,082)	(4,251)	(22,934)	(16,980)
Other income (expense), net	8,490	2,625	(5,389)	6,326
Income before provision (benefit) for income taxes	210,525	194,054	1,045,363	768,435
Provision (benefit) for income taxes	(29,867)	17,475	196,411	72,480
Net income	$240,392	$176,579	$848,952	$695,955
Net income per share - basic	$0.89	$0.65	$3.13	$2.54
Net income per share - diluted	$0.88	$0.63	$3.09	$2.50
Weighted average common shares outstanding - basic	269,709	273,066	271,198	273,504
Weighted average common shares outstanding - diluted	272,997	278,253	275,011	278,858

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Years Ended December 31, 2022 and January 1, 2022
(In thousands)
(Unaudited)

	Years Ended
	December 31, 2022	January 1, 2022
Cash and cash equivalents at beginning of year	$1,088,940	$928,432
Cash flows from operating activities:
Net income	848,952	695,955
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	132,088	142,308
Amortization of debt discount and fees	1,134	1,219
Stock-based compensation	270,439	210,090
(Gain) loss on investments, net	5,425	(580)
Deferred income taxes	(107,606)	(43,178)
Provisions for losses on receivables	204	525
ROU asset amortization and change in operating lease liabilities	3,342	(11,606)
Other non-cash items	371	427
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(138,471)	2,014
Inventories	(23,073)	(39,027)
Prepaid expenses and other	(38,927)	(34,342)
Other assets	(933)	(7,133)
Accounts payable and accrued liabilities	113,945	67,356
Deferred revenue	131,462	100,731
Other long-term liabilities	43,542	16,199
Net cash provided by operating activities	1,241,894	1,100,958
Cash flows from investing activities:
Purchases of non-marketable investments	(1,000)	—
Proceeds from the sale of non-marketable investments	366	128
Purchases of property, plant and equipment	(123,215)	(65,298)
Purchases of intangible assets	(1,000)	(1,583)
Cash paid in business combinations, net of cash acquired	(613,785)	(226,201)
Net cash used for investing activities	(738,634)	(292,954)
Cash flows from financing activities:
Proceeds from revolving credit facility	585,000	—
Payments on revolving credit facility	(485,000)	—
Proceeds from term loan	300,000	—
Payment of debt issuance costs	(425)	(1,285)
Proceeds from issuance of common stock	105,331	87,772
Stock received for payment of employee taxes on vesting of restricted stock	(111,864)	(117,982)
Payments for repurchases of common stock	(1,050,091)	(612,297)
Net cash used for financing activities	(657,049)	(643,792)
Effect of exchange rate changes on cash and cash equivalents	(52,826)	(3,704)
Increase (decrease) in cash and cash equivalents	(206,615)	160,508
Cash and cash equivalents at end of year	$882,325	$1,088,940

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2021					2022
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Americas	46%	44%	46%	43%	45%	47%	45%	45%	46%	46%
China	12%	14%	13%	12%	13%	16%	13%	17%	13%	15%
Other Asia	18%	19%	18%	21%	19%	18%	18%	17%	18%	18%
Europe, Middle East and Africa	18%	17%	17%	18%	17%	14%	18%	16%	17%	16%
Japan	6%	6%	6%	6%	6%	5%	6%	5%	6%	5%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Category (% of Total Revenue)

	2021					2022
PRODUCT CATEGORY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Custom IC Design and Simulation	23%	23%	23%	24%	23%	22%	23%	22%	22%	22%
Digital IC Design and Signoff	27%	28%	29%	29%	29%	27%	27%	29%	28%	28%
Functional Verification, including Emulation and Prototyping Hardware	26%	25%	23%	21%	24%	28%	24%	25%	25%	26%
IP	14%	13%	14%	14%	13%	13%	14%	12%	12%	12%
System Design and Analysis	10%	11%	11%	12%	11%	10%	12%	12%	13%	12%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of February 13, 2023
(Unaudited)

	Three Months Ending March 31, 2023	Year Ending December 31, 2023
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	31% - 32%	30.5% - 32.0%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	8%	8%
Amortization of acquired intangibles	1%	1%
Acquisition and integration-related costs	1%	1%
Non-GAAP operating margin as a percent of total revenue†	41% - 42%	40.5% - 42.0%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of February 13, 2023
(Unaudited)

	Three Months Ending March 31, 2023	Year Ending December 31, 2023
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.84 to $0.88	$3.24 to $3.34
Stock-based compensation expense	0.28	1.21
Amortization of acquired intangibles	0.05	0.21
Acquisition and integration-related costs	0.05	0.15
Income tax effect of non-GAAP adjustments	0.01	0.09
Diluted net income per share on a non-GAAP basis†	$1.23 to $1.27	$4.90 to $5.00

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of February 13, 2023
(Unaudited)

	Three Months Ending March 31, 2023	Year Ending December 31, 2023
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$230 to $241	$886 to $913
Stock-based compensation expense	77	330
Amortization of acquired intangibles	15	58
Acquisition and integration-related costs	13	40
Income tax effect of non-GAAP adjustments	1	24
Net income on a non-GAAP basis†	$336 to $347	$1,338 to $1,365

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.